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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 7, 1998


                         WINDMERE-DURABLE HOLDINGS, INC.
                         -------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     FLORIDA
                            ------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


             1-10177                                      59-1028301
       -----------------                             -------------------
    (COMMISSION FILE NUMBER)                   (IRS EMPLOYER IDENTIFICATION NO.)


                         WINDMERE-DURABLE HOLDINGS, INC.
                             5980 MIAMI LAKES DRIVE
                              MIAMI LAKES, FLORIDA             33014
            --------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)






        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (305) 362-2611
                                                            --------------


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ITEM 5.           OTHER EVENTS.

         On August 7, 1998, the Company amended and restated its Credit Agreement (the "Credit Agreement") with NationsBank, National Association dated June 26, 1998 which provided the Company with $345.0 million in Senior Credit Facilities, consisting of a $160.0 million Senior Secured Revolving Credit Facility, a $90.0 million Tranche A Term Loan, a $75.0 million Tranche B Term Loan and a $20.0 million Tranche C Term Loan.

         The Credit Agreement has been amended and restated in its entirety to reflect, among other things, the prepayment of certain loans under the Credit Agreement, the replacement of the Subordinated Bridge Debt (as defined in the Credit Agreement) with the Permanent Junior Financing (as defined in the Credit Agreement), and the assignment by NationsBank of a portion of its rights and obligations under the Credit Agreement to the Lenders party thereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  10.1 Amended and Restated Credit Agreement by and among Windmere-Durable Holdings, Inc. and NationsBank, National Association, and the Other Lenders Party thereto From Time to Time dated August 7, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WINDMERE-DURABLE HOLDINGS, INC.




Date: August 20, 1998                  By: /s/ Harry D. Schulman
                                       ----------------------------------------
                                       Harry D. Schulman